Exhibit 99.2

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

Docket No. 20-019-B-HC
In the Matter of
Cease and Desist Order Issued Upon Consent
CITIGROUP INC.	Pursuant to the Federal
New York, New York	Deposit Insurance Act, as amended

WHEREAS, Citigroup Inc. (“Citigroup”) is a registered bank holding company that owns and controls Citibank, N.A., Sioux Falls, South Dakota (“Citibank”), a national bank, and various nonbank subsidiaries;

WHEREAS, the Board of Governors of the Federal Reserve System (the “Board of Governors”) is the appropriate federal supervisor of Citigroup;

WHEREAS, Citigroup has a number of separate business lines and legal entities that must comply with a wide range of applicable laws, rules, and regulations;

WHEREAS, consistent with section 252.33(a)(2) of Regulation YY of the Board of Governors (12 C.F.R. § 252.33(a)(2)), Citigroup is required to maintain an enterprise-wide risk management program designed to identify and manage risks across the consolidated organization;

WHEREAS, the most recent supervisory assessment of Citigroup issued by the Federal Reserve Bank of New York (“Reserve Bank”) identified significant ongoing deficiencies in implementation and execution by Citigroup with respect to various areas of risk management and internal controls, including for data quality management and regulatory reporting, compliance risk management, capital planning, and liquidity risk management;

WHEREAS, Citigroup has not adequately remediated the longstanding enterprise-wide risk management and controls deficiencies previously identified by the Federal Reserve, including in the areas described above and those addressed in (i) the Consent Order issued by the Board of Governors on March 21, 2013 to remediate outstanding deficiencies in Citigroup’s anti- money laundering compliance program and (ii) the Consent Order issued by the Board of Governors on May 20, 2015 to remediate outstanding deficiencies in Citigroup’s compliance and control infrastructure relating to its foreign exchange program and designated market activities;

WHEREAS, Citigroup’s subsidiary, Citibank, has consented to the issuance of a Consent Order by the Office of the Comptroller of the Currency (the “OCC”) to remedy deficiencies in its risk management, internal controls, and data governance and consented to the assessment of a civil money penalty (the “OCC Orders”);

WHEREAS, it is the common goal of the Board of Governors, the Reserve Bank, and Citigroup that Citigroup operates in a safe and sound manner and in compliance with all applicable federal and state laws, rules, and regulations;

WHEREAS, Citigroup has begun taking corrective action and has committed to taking all necessary and appropriate steps to remedy the deficiencies identified by the Board of Governors;

WHEREAS, Citigroup and the Board of Governors have mutually agreed to enter into this consent Cease and Desist Order (the “Order”); and

WHEREAS, the board of directors of Citigroup, at a duly constituted meeting, adopted a resolution authorizing and directing Rohan Weerasinghe, General Counsel, to enter into this Order on behalf of Citigroup, and consenting to compliance with each and every provision of this Order by Citigroup, and waiving any and all rights that Citigroup may have pursuant to section 8 of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. § 1818), including, but not limited to: (i) the issuance of a notice of charges on any matters set forth in this Order; (ii) a hearing for the purpose of taking evidence on any matters set forth in this Order; (iii) judicial review of this Order; and (iv) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provision hereof.

NOW, THEREFORE, it is hereby ordered that, before the filing of any notices, or taking of any testimony or adjudication of or finding on any issues of fact or law herein, and solely for the purpose of settling this matter without a formal proceeding being filed and without the necessity for protracted or extended hearings or testimony, pursuant to sections 8(b)(1) and (3) of the FDI Act (12 U.S.C. §§ 1818(b)(1) and 1818(b)(3)), Citigroup shall cease and desist, and take affirmative actions as follows:

Source of Strength

1.The board of directors of Citigroup shall take appropriate steps to fully use Citigroup’s financial and managerial resources, pursuant to section 38A of the FDI Act (12 U.S.C.§ 1831o-1) and section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)), to serve as a source of strength to Citibank, including, but not limited to, taking steps to ensure that Citibank complies with the OCC Orders and any other supervisory action taken by the OCC.

Board Oversight

2.Within 120 days of this Order, Citigroup’s board of directors shall submit a written plan acceptable to the Director of the Division of Supervision and Regulation that describes the actions it will take to execute its oversight of the matters identified in this Order. The plan shall include the following four items:

(a)actions that the board of directors will take to hold senior management accountable for executing effective and sustainable remediation plans by committed deadlines;

(b)actions the board of directors will take to ensure senior management improves, and thereafter maintains, effective and independent enterprise-wide risk management, and that internal audit findings are effectively remediated;

(c)actions that the board of directors will take to ensure that senior management incentive compensation is consistent with risk management objectives and measurement standards; and

(d)actions that the board of directors will take to ensure effective reporting to the board of directors that will enable it to oversee management’s execution of the matters identified in this Order.

Risk Management and Internal Controls

3.Within 120 days of this Order, Citigroup shall conduct a gap analysis of its enterprise-wide risk management framework and internal controls systems (the “Gap Analysis”) to determine the enhancements that are necessary to meet the risk management requirements set forth in Regulation YY of the Board of Governors (12 C.F.R. § 252.33) with respect to the following three items: capital planning, liquidity risk management, and compliance risk management.

(a)The Gap Analysis shall identify where Citigroup’s risk management policies, procedures, practices, processes, and internal controls are not compliant with Regulation YY with regard to the areas identified in paragraph 3 of this Order, and where staff lacks expertise or training, or roles and responsibilities are not sufficiently defined and supported with an appropriate escalation framework, in order to exercise appropriate risk management and maintain an effective control environment (“Identified Gaps”) in those areas. Citigroup shall provide a copy of the Gap Analysis to the Director of the Division of Supervision and Regulation upon completion.

(b)Within 60 days of acceptance of a Gap Analysis by the Director of the Division of Supervision and Regulation, Citigroup shall submit a plan (the “Gap Analysis Remediation Plan”) to address any Identified Gaps and their causes acceptable to the Director of the Division of Supervision and Regulation. The Gap Analysis Remediation Plan shall include the following four items:

(i)measures to ensure that Citigroup’s risk management functions have the requisite stature, authority, and resources to address the Identified Gaps and to ensure that Citigroup, on an ongoing basis, maintains an enterprise-wide risk management framework that meets the risk management requirements of Regulation YY with respect to the three items identified in paragraph 3 of this Order;

(ii)clearly defined roles and responsibilities to ensure an appropriate enterprise-wide internal control environment;

(iii)timelines and milestones for implementing the plan following the Gap Analysis and measures to demonstrate how Citigroup will maintain implemented improvements on an ongoing basis; and

(iv)measures for managing and controlling Citigroup’s risks until the plan is implemented in full.

Data Quality Management

4.As part of the Gap Analysis Remediation Plan, Citigroup shall submit a plan to enhance its data quality management program, including data governance, acceptable to the

Director of the Division of Supervision and Regulation, which will include the following four items:

(a)measures to ensure that Citigroup has an effective enterprise-wide program for data quality management that provides timely and accurate data sufficient for Citigroup’s enterprise-wide risk management framework and internal controls systems regarding capital planning, liquidity risk management, and compliance risk management;

(b)a description of how the data quality management program should operate when fully implemented and effective (the “end state”), including how Citigroup intends to demonstrate that the end state of the program is producing timely and accurate data for decision making and reporting, and how the end state will be maintained on an ongoing basis under a range of circumstances;

(c)a plan for achieving Citigroup’s intended end state, including appropriate interim target dates and steps that must be achieved by each target date; and

(d)actions to ensure that appropriate compensating controls across Citigroup are implemented and maintained until the end state is achieved and functioning as intended.

Compliance Risk Management

5.As part of the Gap Analysis Remediation Plan, Citigroup shall submit a written plan to enhance its compliance risk management program acceptable to the Director of the Division of Supervision and Regulation. The plan must be reviewed by and concurred in by Citigroup’s General Counsel. The plan shall include the following seven items:

(a)a detailed analysis of the most material risk factors related to U.S. laws and regulations applicable to Citigroup’s operations and legal entities;

(b)an assessment of existing controls, including business line controls and testing processes, to ensure Citigroup’s enterprise-wide operations comply with U.S. laws and regulations in the areas associated with the risk factors identified in subsection (a) above;

(c)measures to improve and maintain such controls in any area where the assessment in subsection (b) above identifies deficiencies;

(d)improvements to the management information systems, data, and reports provided to Citigroup’s board of directors and senior management concerning compliance risks, compliance with applicable U.S. laws and regulations, and the effectiveness and functioning of the compliance risk management program;

(e)timelines and milestones for implementing the plan required by this paragraph and demonstration of how Citigroup will maintain implemented improvements on an ongoing basis;

(f)measures for managing and controlling Citigroup’s compliance risks until the plan is implemented in full; and

(g)a provision that Citigroup’s General Counsel shall have overall responsibility for oversight of the compliance function at Citigroup and its subsidiaries, and a timeline that provides for an orderly transfer of the compliance function under the General Counsel that will be carried out in coordination with all other aspects of this plan.

Progress Reports

6.Within 45 days after the end of the first full calendar quarter following the date of this Order and each quarter thereafter, Citigroup’s board of directors, or an authorized committee thereof, shall submit to the Reserve Bank written progress reports in a form and manner acceptable to the Director of the Division of Supervision and Regulation, detailing the form and manner of all actions taken to secure compliance with this Order, a timetable and schedule to implement specific remedial actions to be taken, and the results thereof. At any time, the Director of the Division of Supervision and Regulation may, in writing, discontinue the requirement for progress reports, request modification of form or content, or modify the reporting schedule.

Approval and Implementation

7.(a)Citigroup or its board of directors, as applicable, shall submit written plans that are acceptable to the Director of the Division of Supervision and Regulation within the applicable time periods set forth in paragraphs 2 through 5 of this Order. Each plan and program shall contain a timeline for full implementation of the plan or program with specific deadlines for the completion of each component of the plan or program;

(b)Within 10 days of approval by the Director of the Division of Supervision and Regulation, Citigroup or its board of directors, as applicable, shall adopt the approved plans or programs. Upon adoption, Citigroup or its board of directors, as applicable, shall promptly implement the approved plans and programs, and thereafter fully comply with them; and

(c)During the term of this Order, the approved plans or programs shall not be amended or rescinded without the prior approval of the Director of the Division of Supervision and Regulation.

Primary Contact

8.Within 10 days following the effective date of this Order, Citigroup shall designate an officer to be responsible for coordinating and submitting to the Director of the Division of Supervision and Regulation the plans required under this Order. Such officer shall serve as the primary contact for the Director of the Division of Supervision and Regulation for purposes of this Order.

Communications

9.All communications regarding this Order shall be sent to:

(a)	Richard M. Ashton

Deputy General Counsel

Jason A. Gonzalez

Assistant General Counsel

Board of Governors of the Federal Reserve System

20th & C Streets, N.W.

Washington, D.C. 20551

(b)	Karen Peetz

Chief Administrative Officer

with a copy to Rohan Weerasinghe, General Counsel

Citigroup, Inc.

388 Greenwich Street

New York, NY 10013

(c)	Denise Schmedes

Senior Vice President

Federal Reserve Bank of New York

33 Liberty Street

New York, NY 10045

Miscellaneous

10.Notwithstanding any provision of this Order to the contrary, the Director of the Division of Supervision and Regulation may, in his sole discretion, grant written extensions of time to Citigroup or Citigroup’s board of directors, as applicable, to comply with any provision of this Order.

11.The provisions of this Order shall be binding on Citigroup and its institution- affiliated parties, as defined in sections 3(u) and 8(b)(3) of the FDI Act (12 U.S.C. §§ 1813(u) and 1818(b)(3)), in their capacities as such, and their successors and assigns.

12.Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Director of the Division of Supervision and Regulation.

13.The provisions of this Order shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank or any other federal or state agency from taking any other action affecting Citigroup, any of its subsidiaries, or any of its current or former institution-affiliated parties and their successors and assigns.

By order of the Board of Governors of the Federal Reserve System effective this 7th day of October, 2020.

CITIGROUP INC.		BOARD OF GOVERNORS OF THE
FEDERAL RESERVE SYSTEM

By:	/s/ Rohan Weerasinghe	By:	/s/ Ann E Misback
	Rohan Weerasinghe		Ann E. Misback
	General Counsel		Secretary of the Board